Exhibit 99.1

Graphjet Board of Directors Determines Effective Date for Share Consolidation

New York, United States, Aug. 15, 2025 (GLOBE NEWSWIRE) – Graphjet Technology (NADSAQ: GTI) (the “Company”) today announced that its board of directors (the “Board”) has determined the effective date for the previously approved share consolidation of the Company’s ordinary shares at a ratio of 1-for-60 and to reduce the par value of the Company’s ordinary shares from $0.0001 per share to $0.006 per share (the “Share Consolidation”).

The Share Consolidation will become effective as of 12:01 a.m. Eastern Time on August 25, 2025 and the Company’s ordinary shares are expected to begin trading on a split-adjusted basis on The Nasdaq Global Market under the Company’s existing trading symbol “GTI”, at the open of trading on August 25, 2025. The new CUSIP number for the ordinary shares following the Share Consolidation will be G30449139.

Upon effectiveness of the Share Consolidation, every 60 ordinary shares issued and outstanding will automatically be combined into one ordinary share. The Share Consolidation will not affect any shareholder’s percentage ownership, except for adjustments that may result from the treatment of fractional shares.

No fractional shares will be issued in connection with the Share Consolidation. Instead, any fractional share that would otherwise result from the Share Consolidation will be rounded up to the nearest whole share.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent for the Share Consolidation. Shareholders holding their shares electronically in book-entry form or through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the Share Consolidation, subject to the treatment of fractional shares.

The Share Consolidation was approved by the Company’s shareholders at the extraordinary general meeting held on August 7, 2025, and the specific ratio was subsequently determined by the Board. Following shareholder approval, on August 13, 2025, the Company filed its Amended and Restated Memorandum and Articles of Association in the Cayman Islands. The Share Consolidation is intended to increase the trading price of the ordinary shares to meet Nasdaq’s continued listing requirements.

For additional information, please refer to the Company’s filings with the U.S. Securities and Exchange Commission, including the definitive proxy filed on July 11, 2025.

About Graphjet Technology Sdn. Bhd.

Graphjet Technology Sdn. Bhd. (Nasdaq: GTI) was founded in 2019 in Malaysia as an innovative graphene and graphite producer. Graphjet Technology has the world’s first patented technology to recycle palm kernel shells generated in the production of palm seed oil to produce single layer graphene and artificial graphite. Graphjet’s sustainable production methods utilizing palm kernel shells, a waste agricultural product that is common in Malaysia, will set a new shift in graphite and graphene supply chain of the world. For more information, please visit https://www.graphjettech.com/.

Cautionary Statement Regarding Forward-Looking Statements

The information in this press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) changes in the markets in which Graphjet competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (ii) the risk that Graphjet will need to raise additional capital to execute its business plans, which may not be available on acceptable terms or at all; (iii) Graphjet is beginning the commercialization of its technology and it may not have an accurate estimate of future capital expenditures and future revenue; (iv) statements regarding Graphjet’s industry and market size; (v) financial condition and performance of Graphjet, including the anticipated benefits, the implied enterprise value, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Graphjet; (vi) Graphjet’s ability to develop and manufacture its graphene and graphite products; and (vii) those factors discussed in our filings with the SEC. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the documents to be filed by Graphjet from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward- looking statements, and while Graphjet may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. Graphjet does not give any assurance that Graphjet will achieve its expectations.

Graphjet Technology Contacts

Investors
ceo.office@graphjettech.com

Media
ceo.office@graphjettech.com